UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K
___________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 20, 2007
___________________

SunPower Corporation
(Exact Name of Registrant as Specified in Charter)
___________________

Delaware	001-34166	94-3008969
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File No.)	Identification No.)

3939 North First Street, San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 240-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)
___________________

   Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2008, SunPower Corporation (“SunPower”) announced the appointment of Dennis V. Arriola, 47, as SunPower’s next Chief Financial Officer.  Mr. Arriola is expected to assume the role of Senior Vice President and Chief Financial Officer on November 10, 2008.  In such role, he will serve as SunPower’s principal financial officer and principal accounting officer.  Emmanuel Hernandez, SunPower’s current Chief Financial Officer, is expected to assist in the transition through January 2009.

Mr. Arriola worked with Sempra Energy for 14 years, most recently serving as Senior Vice President and CFO since 2006 at San Diego Gas & Electric and Southern California Gas Co., Sempra Energy’s California regulated utilities.  From 2001 to 2006, Mr. Arriola served as Vice President of Communications and Investor Relations for Sempra Energy.  From 1998 to 2001, he was Sempra’s Regional President and General Manager, South American Operations.  From 1994 to 1998, he was Vice President and Treasurer for Pacific Enterprises/Southern California Gas Company.  Mr. Arriola earned a master’s degree in business administration from Harvard University and a bachelor’s degree in economics from Stanford University.  He also serves as a trustee for the Tomás Rivera Policy Institute in Los Angeles, and is also a member of the board of directors of the San Diego Symphony.

Mr. Arriola’s offer letter provides that he will receive an annual salary of $425,000 and, subject to approval by the Compensation Committee of SunPower’s Board of Directors, he will receive two awards under the Second Amended and Restated SunPower Corporation 2005 Stock Incentive Plan (the “Stock Plan”), including 50,000 Restricted Stock Units and a Stock Option to purchase 50,000 shares of class A common stock.  The Restricted Stock Units will vest in equal annual installments over a three-year period, and the Stock Option will vest in equal annual installments over a four year period. He will be considered for participation in the 2009 performance equity incentive program under the Stock Plan.  Mr. Arriola will be eligible for a target bonus equal to 70% of his base salary, but he will not participate in SunPower’s bonus programs for fiscal year 2008.  His actual bonus will depend upon both corporate and individual performance.  Mr. Arriola will also receive a $300,000 sign-on bonus, which will be paid in advance and subject to forfeiture.  If he voluntarily resigns, unless for “good reason” (to be defined in his employment agreement), prior to the first anniversary of his employment, he will be required to repay the unvested portion of his sign-on bonus, which he will earn on monthly basis vesting in 1/12 increments.  SunPower will reimburse Mr. Arriola for his legal expenses incurred in reviewing his offer letter and provide Mr. Arriola up to 12 months of temporary housing, assistance in selling his current home, including up to $500,000 of compensation for loss on the sale of his home, reimbursement of certain costs in purchasing a new home, gross up for tax obligations, and, if Mr. Arriola is terminated without cause during his first year of employment, up to $100,000 in reimbursement of relocation expenses to return to San Diego.  In addition, his offer letter states that SunPower will provide him with an employment agreement with a change of control provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

Date: October 20, 2008	By: /s/ Bruce Ledesma
Name: Bruce Ledesma
Title: General Counsel and Corporate Secretary